UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 13, 2010 (October 5, 2010)

DIAMOND TECHNOLOGIES INC.
formerly Printing Components Inc.
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-53183

(Commission File No.)

15 Allstate Parkway, Suite 600
Markham, Ontario
CANADA   L3R 5B4
(Address of principal executive offices and Zip Code)

(416) 246-9997
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 28, 2010, we entered into a lease with RCN Management LP, 15 Allstate Parkway, Suite 600, Markham, Ontario, Canada L3R 5B4 to lease office space at 15 Allstate Parkway, Suite 600, Markham, Ontario, Canada L3R 5B4.  The term of the lease is for thirteen months from October 1, 2010 to March 31, 2012.  Further, terms require that we pay CAD $5,251 per month for the space.  RCN Management LP is corporate business center.

Further, we have changed our telephone number to (416) 246-9997.

On April 22, 2010, we entered into a consulting agreement with Ten Associates, LLC (“Ten”), wherein Ten was retained to disseminate information about us to broker-dealers, the public, and our shareholders.  The term of the agreement is one year with a commencement date of April 15, 2010.  The consideration for the agreement is $10,000 for the first month, $15,000 for the second and third months, and $20,000 per month thereafter.  On October 5, 2010, we amended our agreement with Ten to remove Paragraphs 3and 6, and amended Paragraphs 4, 5, 12 and 13 as follows:

Paragraph 4 of the Consulting Services Agreement is amended to read as follows:

Compensation. In consideration of the services to be provided for the Client by the Consultant, the Client hereby agrees to compensate the Consultant as follows:

Until otherwise agreed, Client will compensate the Consultant for its services hereunder at the rate of $5,000 per month, payable monthly in advance.

Upon execution of the Agreement, the Client agrees to wire transfer to the Consultant $5,000 cash to the account below for the 1st month. Subsequent monthly payments shall be remitted in the same manner.

TEN Associates LLC
Case Bank
16744 E. Avenue of the Fountains
Fountain Hills, AZ 85268
ABA: 122100024
Acct: 869706382

Paragraph 5 of the Consulting Services Agreement is amended to read as follows:

Termination.   Either party will have the right to terminate this Consulting Services Agreement, as amended by this Consulting Services Amending Agreement, upon giving the other at least 60 days prior written notice to the other.

Paragraph 12 of the Consulting Services Agreement is amended as follows:

Waiver of Breach.   Any waiver of breach of any provision of this agreement by either party shall not operate or be construed as a waiver of any subsequent breach by such party.

Paragraph 13 of the Consulting Services Agreement is amended as follows:

Assignment. This Agreement shall not be assignable by either the Consultant or the Client.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Document Description

10.13	Amended Consulting Agreement with TEN Associates LLC executed on October 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 14th day of October, 2010.

DIAMOND TECHNOLOGIES INC.

BY:	VINCE LEITAO
Vince Leitao
President, Principal Executive Officer, and a member of the Board of Directors